Exhibit 10.51.1

AMENDMENT NO. 1

TO

COMMON STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Common Stock Purchase Agreement (the “Amendment”) is made as of February 29, 2008, by and between Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), and Green Hospital Supply, Inc., located at 3-20-8 Kasuga Suita-City, Osaka 565-0853, Japan (“Purchaser”).

WHEREAS, Company and Purchaser entered into that certain Common Stock Purchase Agreement dated as of February 8, 2008 (the “Agreement”) (capitalized terms used in this Amendment but not defined herein shall have the meaning assigned to them in the Agreement); and

WHEREAS, Company and Purchaser desire to amend the Agreement as provided below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.  Amendment.  Section 2 (Purchase) of the Agreement shall be deleted in its entirety and the following inserted in its place:

“2.           Purchase.  The purchase and sale of the Shares under Section 1 of this Agreement shall occur at the principal office of the Company in a series of two closings, as follows:

Closing I shall occur on February 29, 2008; and

Closing II shall occur on April 30, 2008.

At each closing, the Company shall deliver one million (1,000,000) Shares into the account specified by Purchaser, and Purchaser shall immediately deliver the Purchase Price ($6,000,000) therefor to Company by wire transfer, or by alternate means agreed between the Parties.”

2.  Effect of Amendment.  Except as and to the extent expressly modified by this Amendment, the Agreement shall remain in full force and effect in all respects.  In the event of a conflict or inconsistency between this Amendment and the Agreement, the provisions of this Amendment shall govern.

3.  Counterparts.  This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall constitute effective delivery.

The parties have executed this Amendment No. 1 to Common Stock Purchase Agreement as of the date first set forth above.

            COMPANY:

            CYTORI THERAPEUTICS, INC.

            By: /s/ Seijiro Shirahama

            Title: President, Asia-Pacific

            Address:
            3020 Callan Road
            San Diego, CA 92121

                           Fax:  US 858-458-0994

            PURCHASER:

            GREEN HOSPITAL SUPPLY, INC.

            By: /s/ Kunishisa Furukawa

            Title: President

            Address:
            3-20-8 Kasuga Suita-City
            Osaka 565-0853, Japan